UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26, 2009

ROPER INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-12273		51-0263969
(Commission File Number)		(IRS Employer Identification No.)

6901 Professional PKWY. East, Suite 200, Sarasota, Florida		34240
(Address of Principal Executive Offices)		(Zip code)

(941) 556-2601 Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 2, 2009, Roper Industries, Inc. (the “Company”) consummated the issuance and sale of $500,000,000 principal amount of its 6.25% Senior Notes due 2019 (the “Notes”) pursuant to an underwriting agreement dated August 26, 2009 between the Company and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC as representatives of the several underwriters named therein. The Notes have been issued pursuant to an Indenture dated as of August 4, 2008 (the “Indenture”) between the Company and Wells Fargo Bank, N.A., as trustee.

The Notes have been offered pursuant to the Company’s Registration Statement on Form S-3 filed on July 29, 2008 (Reg. No. 333-152590), including the prospectus contained therein (the “Registration Statement”), and a related preliminary prospectus supplement dated August 26, 2009 and a final prospectus supplement dated August 26, 2009.

The material terms and conditions of the Notes are set forth in the form of Officer’s Certificate filed herewith as Exhibit 4.01 and incorporated by reference herein and in the Indenture filed as Exhibit 4.1 to the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit
Number	Description

4.01	Form of Officer’s Certificate setting forth the terms of the Notes (with form of Note attached)
5.01	Opinion of Davis Polk & Wardwell LLP
23.01	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roper Industries, Inc.

Date:	September 2, 2009	By:	/s/ John Humphrey
			Name:	John Humphrey
			Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.01	Form of Officer’s Certificate setting forth the terms of the Notes (with form of Note attached)
5.01	Opinion of Davis Polk & Wardwell LLP
23.01	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.01)